UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2022

ManTech International Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-49604	22-1852179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2251 Corporate Park Drive Herndon, Virginia	20171
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 218-6000

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	MANT	Nasdaq

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§203.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

As previously disclosed, on May 13, 2022, ManTech International Corporation, a Delaware corporation (“ManTech”), entered into that certain Agreement and Plan of Merger (as amended from time to time, the “Merger Agreement”) with Moose Bidco, Inc., a Delaware corporation (“Parent”) and Moose Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, among other things, Merger Sub will merge with and into ManTech (the “Merger”), with ManTech surviving the Merger as a wholly owned subsidiary of Parent. In connection with the proposed Merger, on August 4, 2022, ManTech filed a definitive proxy statement on Schedule 14A (the “Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) relating to the special meeting of ManTech’s stockholders to approve the proposed Merger, which is scheduled to be held on September 7, 2022 (the “ManTech Special Meeting”). ManTech commenced mailing the Proxy Statement to ManTech’s stockholders on or about August 4, 2022.

Following the announcement of the Merger Agreement, as of the date of this Current Report on Form 8-K, four complaints have been filed as individual actions in United States District Courts. Three of such complaints have been filed with respect to the Merger in the United States District Court for the Southern District of New York and are captioned Stein v. ManTech Int’l Corp., et al., Case No. 1:22-cv-06501, Jones v. ManTech Int’l Corp., et al., Case No. 1:22-cv-06905, and Lawrence v. ManTech Int’l Corp., et al., Case No. 1:22-cv-06873. The other complaint has been filed in the United States District Court for the District of Delaware and is captioned Morgan v. ManTech Int’l Corp., et al., Case No. 1:22-cv-1049. The foregoing complaints are referred to collectively as the “Merger Actions.”

The Merger Actions generally allege, among other things, that the Proxy Statement and/or the preliminary proxy statement filed on Schedule 14A by ManTech on July 1, 2022 (the “Preliminary Proxy Statement”) misrepresent and/or omit certain purportedly material information related to the Merger, rendering the Proxy Statement false and misleading in violation of Sections 14(a) and 20(a) of the Securities Exchange Act of 1934, as amended, as well as Rule 14a-9 promulgated thereunder. The Merger Actions seek, among other relief, (i) injunctive relief enjoining consummation of the Merger, unless and until certain additional information is disclosed, (ii) to recover damages and costs (including plaintiffs’ attorneys’ fees and experts’ fees) and (iii) other relief the court may deem just and proper. In addition, as of the date of this Current Report on Form 8-K, five purported stockholders sent letters to ManTech alleging similar deficiencies in the Proxy Statement and/or the Preliminary Proxy Statement to those noted in the above-referenced Merger Actions (collectively, the “Demand Letters”). If additional similar complaints are filed or demand letters are received, absent new or different allegations that are material, ManTech will not necessarily disclose such additional filings and/or letters.

ManTech believes that the claims in the Merger Actions and Demand Letters are without merit, and that no supplemental disclosures are required under applicable law and vigorously denies that it has committed any violation of law or duties or engaged in any alleged wrongful conduct, including specifically denying all allegations of wrongdoing in the Merger Actions and Demand Letters. However, solely to moot the unmeritorious disclosure claims, avoid the risk of delaying or otherwise adversely affecting the Merger and minimize the risk, costs, burden, nuisance and uncertainties inherent in defending litigation, and without admitting any liability or wrongdoing, ManTech has determined voluntarily to make the supplemental disclosures to the Proxy Statement set forth below (the “Supplemental Disclosures”) in response to the Merger Actions and Demand Letters. Nothing in the Supplemental Disclosures shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein.

SUPPLEMENTAL DISCLOSURES TO DEFINITIVE PROXY STATEMENT

The Supplemental Disclosures set forth in this Current Report on Form 8-K supplement the disclosures contained in the Proxy Statement and should be read in conjunction with the Proxy Statement, which in turn should be read in its entirety. To the extent that information set forth in the Supplemental Disclosures differs from or updates information contained in the Proxy Statement, the information in this Current Report on 8-K supersedes or supplements the information contained in the Proxy Statement. All page references are to the Proxy Statement and capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Proxy Statement. For clarity, new text within the amended and restated portions of the Proxy Statement is highlighted with bold, underlined text and deleted text within the amended and restated portions of the Proxy Statement is ~~stricken~~.

The Section of the Proxy Statement entitled “Unaudited Prospective Financial Information” is hereby amended and supplemented as follows:

The table on page 47 of the Proxy Statement is hereby amended and restated as follows:

	Fiscal Year Ended December 31,
	2022E	2023E	2024E	2025E	2026E
	(in millions)
Revenue	$2,650	$2,764	$2,894	$3,010	$3,130
EBITDA(1)	$254	$270	$286	$303	$319
EBIT(2)	$173	$194	$209	$229	$245
Capital Expenditures(3)	$40	$35	$41	$47	$44
Net Debt(4)	$127	$(7)	$(133)	$(251)	$(373)

(1)

EBITDA is calculated by excluding depreciation and amortization expense, interest expense, interest income, other expense, income taxes and equity in losses of unconsolidated subsidiaries from net income.

(2)	EBIT is calculated by excluding interest expense, interest income, other expense, income taxes and equity in losses of unconsolidated subsidiaries from net income.
(3)	Capital expenditures includes purchases of property, equipment and software.
(4)	Net debt is calculated as total debt less cash and cash equivalents. The Company’s net debt as of March 31, 2022 was $240 million.

The Section of the Proxy Statement entitled “Opinion of Our Financial Advisor” is hereby amended and supplemented as follows:

The disclosure in the paragraph following the heading “Illustrative Present Value of Future Share Price Analysis” on page 49 of the Proxy Statement is hereby amended and restated as follows:

Goldman Sachs performed an illustrative analysis of the implied present value of an illustrative future value per share of Company Common Stock, which is designed to provide an indication of the present value of a theoretical future value of a company’s equity as a function of such company’s financial multiples. For this analysis, Goldman Sachs used the Forecasts for each of the fiscal years 2023 to 2025. Goldman Sachs first calculated the implied values per share of Company Common Stock as of March 31, 2022 for each of the fiscal years 2022 to 2024, by applying next twelve-month enterprise value to EBITDA multiples, which are referred to as the “NTM EV/EBITDA,” of 11.5x to 14.5x to EBITDA estimates for the Company for each of the fiscal years 2023 to 2025. These illustrative multiple estimates were derived by Goldman Sachs utilizing its professional judgment and experience, taking into account historical NTM EV/EBITDA multiples for the Company. Goldman Sachs then subtracted the amount of the Company’s forecasted net debt of $127 million, $(7) million and $(133) million for each of the fiscal years 2022 ~~to~~, 2023 and 2024, as provided by the management of the Company, as of the relevant year-end per the Forecasts, from the respective implied enterprise values in order to derive a range of illustrative equity values for the Company for each of the fiscal years 2022 to 2024. Goldman Sachs then divided the results by the ~~projected year-end~~ number of fully diluted outstanding shares of Company Common Stock of 41.6 million as of May 9, 2022, as provided by the management of the Company ~~reflected in the Forecasts~~, to derive a range of implied future share of Company Common Stock prices (excluding dividends). Goldman Sachs then added the cumulative dividends per share expected to be paid to the Company stockholders in the second, third, and fourth fiscal quarters of 2022 and each of the fiscal years 2023 and 2024, using the Forecasts. Goldman Sachs then discounted the December 31, 2022 to December 31, 2024 implied future share of Company Common Stock price values (including cumulative dividends) back to March 31, 2022 using an illustrative discount rate of 10.0%, reflecting an estimate of the Company’s cost of equity. Goldman Sachs derived such discount rate by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including a beta for the company, as well as certain financial metrics for the United States financial markets generally. This analysis resulted in a range of implied present values of $67 to $86 per share of Company Common Stock, rounded to the nearest dollar.

The disclosure in the paragraph following the heading “Illustrative Discounted Cash Flow Analysis” beginning on page 49, and carrying over onto page 50, of the Proxy Statement is hereby amended and restated as follows:

Using the Forecasts, Goldman Sachs performed an illustrative discounted cash flow analysis on the Company. Using discount rates ranging from 9.00% to 10.00%, reflecting estimates of the Company’s weighted average cost of capital, Goldman Sachs discounted to present value as of March 31, 2022 (i) estimates of unlevered free cash flow for the Company for the years 2022 through 2026 as reflected in the Forecasts and (ii) a range of illustrative terminal values for the Company, which were calculated by applying exit terminal year EBITDA multiples ranging from 12.5x to 16.0x, to a terminal year estimate of the EBITDA to be generated by the Company, as reflected in the Forecasts. Goldman Sachs derived such discount rates by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including the Company’s target capital structure weightings, the cost of long-term debt, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for the Company, as well as certain financial metrics for the United States financial markets generally. The range of exit terminal year EBITDA multiples was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account the Forecasts and the Company’s historical LTM EV/EBITDA multiples. Goldman Sachs derived ranges of illustrative enterprise values for the Company by adding the ranges of present values it derived above. Goldman Sachs then subtracted from the range of illustrative enterprise values it derived for the Company the net debt of the Company of $240 million as of March 31, 2022, as provided by the management of the Company, to derive a range of illustrative equity values for the Company. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully diluted outstanding shares of Company Common Stock of the Company of 41.6 million as of May 9, 2022, as provided by the management of the Company, to derive a range of illustrative present values per share of Company Common Stock ranging from $73 to $94, rounded to the nearest dollar.

The disclosure following the heading “Selected Transactions Analysis” on page 50 of the Proxy Statement is hereby amended and restated in its entirety as follows:

Goldman Sachs analyzed certain information relating to the following selected transactions in the government services industry since January 2018~~.~~:

Announcement Date	Acquiror	Target	NTM EV/EBITDA
Jul-21	Huntington Ingalls Industries	Alion	12.2x
Jun-21	Parsons	Black Horse	11.5x
Jan-21	Peraton / Veritas Capital	Perspecta	11.4x
Nov-20	Jacobs	The Buffalo Group	9.0x1
Oct-20	Parsons	Braxton	12.8x2
Aug-20	KBR	Centauri	11.6x3
Feb-20	SAIC	Unisys Federal	12.0x4
Apr-19	Jacobs	KeyW	13.2x5
May-21	Booz Allen	Liberty IT Solutions	15.1x6
Dec-20	Veritas Capital	Northrop Grumman Federal IT & Mission Support	~13x
Oct-19	American Securities / Lindsay Goldberg	Aecom Management Services	11.6x
Sep-18	SAIC	Engility	14.0x7
Feb-18	General Dynamics	CSRA	12.0x
Jan-18	On Assignment	ECS	11.5x8

(1)	The Buffalo Group transaction reflects purchase price of approximately $250 million, net of tax assets.
(2)	Braxton transaction reflects purchase price of approximately $258 million, including $42 million of tax assets.
(3)	Centuari transaction reflects purchase price of approximately $840 million including tax assets approximately equal to 5% of overall deal value.
(4)	Unysis Federal transaction reflects purchase price of approximately $1,375 million, including ~$175 million of tax assets.
(5)	KeyW transaction reflects purchase price of approximately $875 million, including $60 million NPV of tax assets.
(6)	Liberty IT Solutions transaction reflects purchase price of approximately $725 million, including ~$78 million of tax assets.
(7)	Engility transaction reflects purchase price of approximately $2,500 million, including $250 million of tax assets.
(8)	ECS transaction reflects purchase price of approximately $775 million, including $84mm of tax assets.

For each of the selected transactions where information was publicly available, Goldman Sachs calculated and compared the implied next twelve-month enterprise value to EBITDA multiple or the implied last twelve-month enterprise value to EBITDA multiple, which are referred to, respectively, as the “NTM EV/EBITDA” and the “LTM EV/EBITDA,” of the applicable target company based on the total consideration paid in the transaction as a multiple of the target company’s EBITDA based on publicly available information at the time each such selected transaction was announced. While none of the target companies that participated in the selected transactions are directly comparable to the Company, the target companies that participated in the selected transactions are companies that, for the purposes of analysis, may be considered similar to the Company with respect to certain of its results, market size and product profile.

The following table presents the results of this analysis:

Selected Transactions
	Range	Median
NTM EV/EBITDA	9.0x-13.2x	11.2x
LTM EV/EBITDA	11.5x-15.1x	12.3x

Based on the results of the foregoing calculations and Goldman Sachs’ analyses of the various transactions and its professional judgment, Goldman Sachs applied a reference range of LTM EV/EBITDA multiples of 11.0x to 15.0x to the Company’s EBITDA for the fiscal year ended December 31, 2021, as reflected in the Forecasts, to derive a range of implied enterprise values for the Company. Goldman Sachs then subtracted from the range of implied enterprise values the net debt of the Company of $240 million as of March 31, 2022, as provided by the management of the Company, to derive a range of illustrative equity values for the Company. Goldman Sachs then divided the results by the number of fully diluted outstanding shares of Company Common Stock of 41.6 million as of May 9, 2022, as provided by the management of the Company, to derive a range of implied values per share of Company Common Stock of $64 to $90, rounded to the nearest dollar.

The disclosure in the paragraph following the heading “Premia Analysis” on page 50 of the Proxy Statement is hereby amended and restated as follows:

Goldman Sachs reviewed and analyzed, using publicly available information, the acquisition premia for all 272 cash and mixed cash and stock transactions announced during the time period from January 1, 2016 through May 12, 2022 involving a public company based in the United States as the target where the disclosed enterprise values for the transaction were between $1 billion and $10 billion using information obtained from Thomson Reuters, and excluding deals in the Financial Institutions, Real Estate and Energy sectors. For the entire period, using publicly available information, Goldman Sachs calculated the median, 25th percentile and 75th percentile premiums of the price paid in all cash and mixed cash and stock transactions relative to the target’s last undisturbed closing stock price prior to announcement of the transaction. This analysis indicated a median premium of 21% across the period. This analysis also indicated a 25th percentile premium of 10% and 75th percentile premium of 40% across the period. Using this analysis, Goldman Sachs applied a reference range of illustrative premiums of 10% to 40% to the undisturbed closing price per share of Company Common Stock of $72.82 as of February 2, 2022 and calculated a range of implied equity values per share of Company Common Stock of $80 to $102, rounded to the nearest dollar.

The disclosure in the final paragraph of page 51, carrying over onto page 52, of the Proxy Statement, is hereby amended and restated as follows:

Goldman Sachs and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Parent, any of their respective affiliates and third parties, including Carlyle, an affiliate of Parent, and any of its respective affiliates and portfolio companies, or any currency or commodity that may be involved in the Merger. Goldman Sachs acted as financial advisor to the Company in connection with, and participated in certain of the negotiations leading to, the Merger. During the two year period ended May 13, 2022, the Investment Banking Division of Goldman Sachs has not been engaged by the Company or its affiliates to provide financial advisory or underwriting services for which Goldman Sachs has recognized compensation. Goldman Sachs also has provided certain financial advisory and/or underwriting services to Carlyle and/or its affiliates and portfolio companies, from time to time for which the Investment Banking Division of Goldman Sachs has received, and may receive, compensation, including having acted as book runner with respect to the offering by Pharmaceutical Product Development LLC, a portfolio company of Carlyle, of its 4.625% Senior Notes due 2025 and 5.000% Senior Notes due 2028 (aggregate principal amount $1,200,000,000) in May 2020; as book runner with respect to the offering by Veritas Software Corporation, a portfolio company of Carlyle, of its 7.500% Secured Notes due 2025 (aggregate principal amount $750,000,000) in November 2020; as book runner with respect to the initial public offering by Ortho Clinical Diagnostics Inc, a portfolio company of Carlyle, of 76,000,000 of its ordinary shares in January 2021; as financial advisor to Logoplaste Consultores Tecnicos SA, a portfolio company of Carlyle, with respect to its sale of a majority stake in July 2021; as book runner with respect to the offering by Medline Industries Inc, a portfolio company of Carlyle, of its Term Loan B due 2028 (aggregate principal amount $7,270,000,000) in October 2021; as financial advisor to Novolex Holdings LLC, a portfolio company of Carlyle, with respect to its sale of a majority stake in February 2022; and as book runner with respect to the offering by Novolex Holdings LLC, a portfolio company of Carlyle, of its 6.625% Senior Secured Notes due 2029 and 8.750% Senior Unsecured Notes due 2030 (aggregate principal amount $1,610,000,000) in March 2022. During the two year period ended May 13, 2022, Goldman Sachs has recognized compensation for financial advisory and/or underwriting services provided by its Investment Banking Division to Carlyle and/or its affiliates and portfolio companies of approximately $150 million. Goldman Sachs may also in the future provide financial advisory and/or underwriting services to the Company, Parent, Carlyle and their respective affiliates and/or, as applicable, portfolio companies for which the Investment Banking Division of Goldman Sachs may receive compensation. Affiliates of Goldman Sachs also may have co-invested with Carlyle and its affiliates from time to time and may have invested in limited partnership units of affiliates of Carlyle from time to time and may do so in the future.

Additional Information and Where to Find It

This communication is being made in respect of the proposed Merger involving ManTech and The Carlyle Group. In connection with the proposed Merger, ManTech filed the Proxy Statement relating to the ManTech Special Meeting at which the proposed transaction will be submitted for approval by ManTech’s stockholders with the SEC on August 4, 2022. ManTech may also file other relevant documents in connection with the proposed Merger with the SEC. The Proxy Statement has been sent or given to the ManTech stockholders and contains important information about the proposed Merger and related matters. STOCKHOLDERS OF MANTECH ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE DEFINITIVE PROXY STATEMENT (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO), WHICH IS CURRENTLY AVAILABLE, AND OTHER RELEVANT MATERIALS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MANTECH AND THE MERGER. Investors may obtain a free copy of the Proxy Statement and other relevant documents filed by ManTech with the SEC at the SEC’s website at www.sec.gov or on ManTech’s website at www.mantech.com.

Participants in the Solicitation

ManTech and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in connection with the Merger. Information regarding those persons and other persons who may, under the rules of the SEC, be deemed to be participants in the solicitation of ManTech’s stockholders in connection with the proposed Merger is set forth in the Proxy Statement.

Forward-Looking Statements

This communication contains certain forward-looking statements concerning ManTech and the proposed transaction between ManTech and The Carlyle Group. All statements other than statements of fact, including information concerning future results, are forward-looking statements. These forward-looking statements are generally identified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “could” or similar expressions. Such forward-looking statements include, but are not limited to, the inability to obtain required regulatory approvals or satisfy other conditions to the closing of the proposed transaction; unexpected costs, liabilities or delays in connection with the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction; the significant transaction costs associated with the proposed transaction and other risks that may imperil the consummation of the proposed transaction, which may result in the transaction not being consummated within the expected time period or at all; negative effects of the announcement, pendency or consummation of the transaction on the market price of ManTech’s common stock or operating results, including as a result of changes in key customer, supplier, employee or other business relationships; the risk of litigation or regulatory actions; the inability of ManTech to retain and hire key personnel; the risk that certain contractual restrictions contained in the business combination agreement during the pendency of the proposed transaction could adversely affect ManTech’s ability to pursue business opportunities or strategic transactions; and failure to maintain ManTech’s relationship with the U.S. government, or the failure to compete effectively for new contract awards or to retain existing U.S. government contracts during the pendency of the transaction.

Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties that may cause actual results to differ materially from those expressed in or implied by such forward-looking statements. Given these risks and uncertainties, persons reading this communication are cautioned not to place undue reliance on such forward-looking statements. ManTech assumes no obligation to update or revise the information contained in this communication (whether as a result of new information, future events or otherwise), except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ManTech International Corporation

Date: August 29, 2022	By:	/s/ Michael R. Putnam
Michael R. Putnam
SVP – Corporate & Regulatory Affairs